Exhibit 99.1

PANDORA REPORTS Q3 2017 FINANCIAL RESULTS
Ad RPM Grows to All-Time High; Premium Paid Subscribers Surpass 1 Million in October 2017

•	Ad RPM hits an all-time high of $70.27 in Q3 2017 from $58.10 in Q3 2016, growing 21% year-over-year

•	Pandora Premium paid subscribers cross the 1 million milestone in October 2017

•	Total subscribers were 5.19 million, growing 29% year-over-year

•	Revenue excluding ticketing was $360.2 million, growing 9% year-over-year

•	Subscription revenue was $84.4 million, growing 50% year-over-year

•	Daily active users on Consumer Electronic (CE) and Automotive Platforms were up 36% year-over-year

•	Pandora introduces 250+ Featured Playlists, bringing expertly curated new content to Premium, Plus and free offerings

OAKLAND, Calif. - Nov. 2, 2017 - Pandora (NYSE: P) today announced financial results for the third quarter ended September 30, 2017.

“After just a short time here at Pandora, it’s clear to me we have a tremendous opportunity to meet the full spectrum of our listeners' and advertisers’ needs,” said Roger Lynch, president and CEO of Pandora. “We have significant scale, distribution and products that deliver a superior listening experience. We will leverage these strengths to become a more integral part of our listeners’ lives and reinforce our position as the definitive source for audio advertising.”

“We had a solid financial quarter with revenue above our mid-point and adjusted EBITDA coming in very close to the high end of our guidance,” said Naveen Chopra, CFO of Pandora." The growth we experienced in RPMs and subscription revenue indicates that our multi-tier service strategy can continue to enhance monetization in multiple listening modes. We also completed the investment by Sirius XM and the sale of Ticketfly in the quarter, strengthening our balance sheet and bringing cash and short-term investments to nearly $500 million."

Third Quarter 2017 Financial Results

Revenue: For the third quarter of 2017, total consolidated revenue was $378.6 million, an 8% year-over-year increase.

Advertising: Advertising revenue was $275.7 million, a 1% year-over-year increase. Advertising revenue growth incorporates an increase in the average price per ad, offset by a decrease in the number of ads sold.

Subscriptions: Total paid subscribers increased from 4.01 million in the third quarter of 2016 to 5.19 million in the third quarter of 2017, growing approximately 29% year-over-year. Subscription and other revenue was $84.4 million, a 50% year-over-year increase. Additionally in October, Pandora Premium surpassed 1 million paid subscribers.

Ticketing: Ticketing service revenue was $18.5 million in the third quarter of 2017, a 16% year-over-year decrease. The decline was related to the Ticketfly divestiture closing in the beginning of September, resulting in only two months of ticketing revenue in the third quarter of 2017.

GAAP Net Loss and Adjusted EBITDA: For the third quarter of 2017, GAAP net loss was $66.2 million compared to a net loss of $61.5 million in the same quarter last year. Adjusted EBITDA was a loss of $5.3 million, compared to a loss of $6.6 million in the same quarter last year.

Cash and Investments: For the third quarter of 2017, the Company ended with $499.4 million in cash and investments, compared to $227.6 million at the end of the prior quarter.

Other Business Metrics

Listener Hours: Total listener hours were 5.15 billion for the third quarter of 2017, compared to 5.40 billion for the same period of the prior year.

Active Listeners: Active listeners were 73.7 million at the end of the third quarter of 2017. The active listener number excludes approximately 1.1 million active listeners from Australia and New Zealand, following our decision to exit the business in those countries.

Guidance: Guidance will be discussed during the third quarter 2017 conference call.

Third Quarter Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss third quarter 2017 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (614) 999-7532. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 96060577, and available via webcast until November 16, 2017.

ABOUT PANDORA
Pandora is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic |www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

"Safe harbor" Statement: This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our most recent reports on Form 10-K and Form 10-Q.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. Our results of operations for the current period are not necessarily indicative of our operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures: To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic net loss per common share, non-GAAP diluted net loss per common share, adjusted EBITDA, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP net loss, non-GAAP basic net loss per common share, non-GAAP diluted net loss per common share, non-GAAP product development, non-GAAP sales and marketing and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, intangible amortization expense, amortization of non-recoupable ticketing contract advances, goodwill impairment, contract termination fees (benefit), expense associated with the restructurings and loss on sales of subsidiaries. The income tax effects of non-GAAP pre-tax loss have been reflected in non-GAAP net loss, non-GAAP basic net loss per common share and non-GAAP diluted net loss per common share.

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other expense, expense associated with the restructurings, goodwill impairment, contract termination fees (benefit) and loss on sales of subsidiaries.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Benefit from (Provision for) Income Taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation and intangible amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, cost of revenue—ticketing service, product development, sales and marketing and general and administrative. Depreciation and intangible amortization expense also consists of non-cash amortization of non-recoupable amounts paid in advance to the Company’s clients pursuant to ticketing agreements. Amortization of non-recoupable ticketing contract advances is included in the sales and marketing line of our GAAP presentation. Management considers its operating results without intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing non-GAAP performance and without depreciation, intangible amortization expense and amortization of non-recoupable ticketing contract advances when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations, asset purchases and new client agreements and may not be reflective of our core business, ongoing operating results or future outlook.

Other Expense: consists primarily of interest expense related to our Convertible Senior Notes and our Credit Facility. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Expense Associated with the Restructurings: consists of employee-related expense recognized in connection to the workforce reduction in the first quarter of 2017 and the restructuring in Australia and New Zealand. These costs are included in the following cost and expense line items of our GAAP presentation: cost of revenue—other, product development, sales and marketing and general and administrative. The Company considers its non-GAAP and adjusted EBITDA results without these charges when evaluating its ongoing performance because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Goodwill Impairment: consists of impairment charges primarily related to the Ticketfly disposition. The impairment charge was calculated as the excess of the carrying amount of the Ticketfly segment over the agreed-upon purchase price less costs to sell. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Contract Termination Fees (Benefit): consists of termination and legal fees and benefits incurred in connection with the termination of the contractual commitment to sell redeemable convertible preferred stock to KKR Classic Investors L.P. The Company considers its operating results without these charges and benefits when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges and benefits are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Loss on Sales of Subsidiaries: consists of loss on sales of subsidiaries recognized during the period, primarily related to the Ticketfly disposition. This amount was calculated as the decrease in the fair value less costs to sell for sales of our subsidiaries and was recorded as a loss on sale during the period. The Company considers its operating results without these charges when evaluating its ongoing non-GAAP and adjusted EBITDA results because these charges are not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Tax Effects of Non-GAAP Pre-tax Loss: The Company adjusts non-GAAP pre-tax net loss by considering the income tax effects of its non-GAAP adjustments. The Company is currently forecasting a non-GAAP effective tax rate of approximately 32% to 37% for the full year 2017. However, the Company is not expected to incur any material cash taxes due to its net operating loss position.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###
Contacts:

Palmira Farrow
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Stephanie Barnes
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

Pandora Media, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Revenue
Advertising	$273,716	$275,741	$759,150	$777,253
Subscription and other	56,100	84,414	165,957	218,192
Ticketing service	22,085	18,484	67,121	76,032
Total revenue	351,901	378,639	992,228	1,071,477
Cost of revenue
Cost of revenue—Content acquisition costs	174,334	204,222	522,231	587,517
Cost of revenue—Other (1)	25,896	27,287	72,197	80,259
Cost of revenue—Ticketing service (1)	15,318	11,269	45,223	50,397
Total cost of revenue	215,548	242,778	639,651	718,173
Gross profit	136,353	135,861	352,577	353,304
Operating expenses
Product development (1)	33,560	39,469	102,731	120,290
Sales and marketing (1)	116,091	107,588	357,113	378,581
General and administrative (1)	41,909	48,171	129,193	150,650
Goodwill impairment	—	—	—	131,997
Contract termination (benefit) fees	—	(423)	—	23,044
Total operating expenses	191,560	194,805	589,037	804,562
Loss from operations	(55,207)	(58,944)	(236,460)	(451,258)
Interest expense	(6,494)	(7,592)	(18,916)	(22,377)
Other income, net	579	559	1,696	866
Total other expense, net	(5,915)	(7,033)	(17,220)	(21,511)
Loss before (provision for) benefit from income taxes	(61,122)	(65,977)	(253,680)	(472,769)
(Provision for) benefit from income taxes	(412)	(266)	711	(877)
Net loss	(61,534)	(66,243)	(252,969)	(473,646)
Net loss available to common stockholders	$(61,534)	$(84,562)	$(252,969)	$(506,493)
Basic and diluted net loss per common share	$(0.27)	$(0.34)	$(1.10)	$(2.10)
Weighted-average basic and diluted common shares	232,139	245,810	229,524	241,579

 (1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Cost of revenue—Other	$1,538	$803	$4,559	$2,432
Cost of revenue—Ticketing service	27	6	154	69
Product development	7,347	8,428	23,091	25,765
Sales and marketing	14,932	14,059	43,673	42,657
General and administrative	8,910	6,805	32,364	27,404
Total stock-based compensation expense	$32,754	$30,101	$103,841	$98,327

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of September 30,
	2016	2017
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$199,944	$493,181
Short-term investments	37,109	6,249
Accounts receivable, net	309,267	312,277
Prepaid content acquisition costs	46,310	80,152
Prepaid expenses and other current assets	33,191	20,294
Total current assets	625,821	912,153
Convertible promissory note receivable	—	34,132
Long-term investments	6,252	—
Property and equipment, net	124,088	117,700
Goodwill	306,691	71,243
Intangible assets, net	90,425	21,304
Other long-term assets	31,533	8,999
Total assets	$1,184,810	$1,165,531
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$15,224	$8,444
Accrued liabilities	35,465	33,180
Accrued content acquisition costs	93,723	99,798
Accrued compensation	60,353	42,753
Deferred revenue	28,359	33,977
Other current liabilities	20,993	—
Total current liabilities	254,117	218,152
Long-term debt, net	342,247	267,396
Other long-term liabilities	34,187	27,068
Total liabilities	630,551	512,616
Redeemable convertible preferred stock	—	483,588
Stockholders’ equity
Common stock	24	25
Additional paid-in capital	1,264,693	1,387,957
Accumulated deficit	(709,636)	(1,217,283)
Accumulated other comprehensive loss	(822)	(1,372)
Total stockholders’ equity	554,259	169,327
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,184,810	$1,165,531

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Operating activities
Net loss	$(61,534)	$(66,243)	$(252,969)	$(473,646)
Adjustments to reconcile net loss to net cash used in operating activities
Goodwill impairment	—	—	—	131,997
Loss on sales of subsidiaries	—	9,459	—	9,459
Depreciation and amortization	15,843	14,006	43,480	49,121
Stock-based compensation	32,754	30,101	103,841	98,327
Amortization of premium on investments, net	92	5	339	78
Accretion of discount on convertible promissory note receivable	—	(171)	—	(171)
Other operating activities	90	104	269	290
Amortization of debt discount	4,649	5,135	13,587	14,934
Interest income	—	(258)	—	(258)
Provision for bad debt	1,320	1,577	2,615	10,851
Changes in operating assets and liabilities
Accounts receivable	(20,477)	(23,888)	(8,338)	(11,294)
Prepaid content acquisition costs	(93,253)	(40,283)	(100,524)	(33,842)
Prepaid expenses and other assets	(3,786)	(6,291)	(12,655)	(17,955)
Accounts payable, accrued and other current liabilities	12,419	(15,329)	(4,990)	(257)
Accrued content acquisition costs	(17,302)	11,538	8,875	6,063
Accrued compensation	4,873	545	10,370	(12,646)
Other long-term liabilities	597	(708)	598	(532)
Deferred revenue	3,220	1,502	12,032	5,618
Reimbursement of cost of leasehold improvements	—	—	4,397	5,236
Net cash used in operating activities	(120,495)	(79,199)	(179,073)	(218,627)
Investing activities
Purchases of property and equipment	(11,836)	(4,320)	(46,400)	(12,861)
Internal-use software costs	(8,029)	(3,054)	(22,339)	(13,948)
Changes in restricted cash	—	—	(250)	(642)
Purchases of investments	(1,322)	—	(12,413)	—
Proceeds from maturities of investments	14,809	11,810	34,816	37,084
Proceeds from sales of investments	3,007	—	3,507	—
Proceeds from sales of subsidiaries, net of cash	—	125,430	—	125,430
Payments related to acquisitions, net of cash acquired	—	—	(676)	—
Net cash (used in) provided by investing activities	(3,371)	129,866	(43,755)	135,063
Financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	307,500	—	480,000
Payments of issuance costs	—	(16,659)	(32)	(29,284)
Repayment of debt arrangements	—	(90,000)	—	(90,000)
Borrowings under debt arrangements	90,000	—	90,000	—
Proceeds from employee stock purchase plan	2,558	1,866	6,395	8,012
Proceeds from exercise of stock options	1,138	4,698	3,011	7,836
Tax payments from net share settlements of restricted stock units	(365)	—	(3,126)	—
Net cash provided by financing activities	93,331	207,405	96,248	376,564
Effect of exchange rate changes on cash and cash equivalents	(137)	(55)	(392)	237
Net (decrease) increase in cash and cash equivalents	(30,672)	258,017	(126,972)	293,237
Cash and cash equivalents at beginning of period	238,367	209,581	334,667	199,944
Less: Decrease in cash held for sale	—	25,583	—	—
Cash and cash equivalents at end of period	$207,695	$493,181	$207,695	$493,181

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Gross profit
GAAP gross profit	$136,353	$135,861	$352,577	$353,304
Stock-based compensation—Cost of revenue	1,565	809	4,713	2,501
Amortization of intangibles—Cost of revenue	1,420	1,567	4,256	5,500
Expense associated with the restructurings	—	—	—	390
Non-GAAP gross profit	$139,338	$138,237	$361,546	$361,695

Adjusted EBITDA and non-GAAP net loss
GAAP net loss	$(61,534)	$(66,243)	$(252,969)	$(473,646)
Depreciation and amortization	15,843	14,006	43,480	49,121
Stock-based compensation	32,754	30,101	103,841	98,327
Other expense, net	5,915	7,033	17,220	21,511
Provision for (benefit from) income taxes	412	266	(711)	877
Expense associated with the restructurings	—	520	—	8,433
Goodwill impairment	—	—	—	131,997
Loss on sales of subsidiaries	—	9,459	—	9,459
Contract termination (benefit) fees	—	(423)	—	23,044
Adjusted EBITDA	$(6,610)	$(5,281)	$(89,139)	$(130,877)
Income tax effects of non-GAAP pre-tax loss	5,889	8,483	41,525	64,237
Other expense, net	(5,915)	(7,033)	(17,220)	(21,511)
(Provision for) benefit from income taxes	(412)	$(266)	711	(877)
Depreciation	(9,009)	(11,845)	(23,933)	(34,223)
Non-GAAP net loss	$(16,057)	$(15,942)	$(88,056)	$(123,251)

Non-GAAP net loss per common share - basic and diluted	(0.07)	(0.06)	(0.38)	(0.51)
Weighted average basic and diluted common shares	232,139	245,810	229,524	241,579

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures continued
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Product development
GAAP product development	$33,560	$39,469	$102,731	$120,290
Stock-based compensation	(7,347)	(8,428)	(23,091)	(25,765)
Amortization of intangibles	(1,822)	(97)	(5,467)	(2,173)
Expense associated with the restructurings	—	(23)	—	(733)
Non-GAAP product development	$24,391	$30,921	$74,173	$91,619

Sales and marketing
GAAP sales and marketing	$116,091	$107,588	$357,113	$378,581
Stock-based compensation	(14,932)	(14,059)	(43,673)	(42,657)
Amortization of intangibles	(1,713)	(83)	(5,137)	(2,966)
Amortization of non-recoupable ticketing contract advances	(1,696)	(230)	(4,138)	(3,709)
Loss on sales of subsidiaries	—	(75)	—	(75)
Expense associated with the restructurings	—	(286)	—	(5,493)
Non-GAAP sales and marketing	$97,750	$92,855	$304,165	$323,681

General and administrative
GAAP general and administrative	$41,909	$48,171	$129,193	$150,650
Stock-based compensation	(8,910)	(6,805)	(32,364)	(27,404)
Amortization of intangibles	(183)	(184)	(549)	(550)
Loss on sales of subsidiaries	—	(9,384)	—	(9,384)
Expense associated with the restructurings	—	(211)	—	(1,817)
Non-GAAP general and administrative	$32,816	$31,587	$96,280	$111,495

Pandora Media, Inc.
Ad RPM and LPM History
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Advertising RPM	$58.10	$70.27	$52.26	$62.08
Advertising LPM	$31.60	$37.01	$30.90	$35.36

Pandora Media, Inc.
Subscription ARPU and LPU History
(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2016	2017	2016	2017
Subscription ARPU	N/A	$5.58	N/A	$5.05
Subscription LPU	N/A	$3.87	N/A	$3.33